UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50344	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite A, San Diego CA 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 5.07 of this Report regarding the amendment of the Articles of Incorporation of LPath, Inc. (the “Company”) to increase the number of authorized shares of Class A common stock from 100 million to 200 million is incorporated herein by reference. The Certificate of Amendment became effective on July 2, 2010. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.7 and is incorporated by reference herein.

Item 5.07	Submission to a Vote of Security Holders

(a) On June 30, 2010, the Company held its annual meeting of stockholders. The Company filed its definitive proxy statement for the proposals voted upon at the annual meeting with the Securities and Exchange Commission on April 29, 2010.

(b) As of April 30, 2010, the record date for the annual meeting, 53,027,308 shares of the Company’s Class A common stock were issued and outstanding. A quorum of 33,416,771 shares of Class A common stock were present or represented at the annual meeting. The following items of business were voted upon by the stockholders at the annual meeting:

1. The following members of the Board of Directors were elected to hold office until their respective successors are elected and qualified or their earlier resignation, death or removal. The voting results were as follows:

	Total Votes for Each Director	Total Votes Withheld from Each Director
Scott R. Pancoast	25,696,060	340,400
Jeffrey A. Ferrell	25,802,060	234,400
Charles A. Mathews	25,802,060	234,400
Daniel H. Petree	25,802,060	234,400
Donald R. Swortwood	25,798,060	238,400

There were 7,380,311 broker non-votes with respect to each of the nominees.

2. The approval and adoption of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Class A common stock from 100 million to 200 million was approved. The voting results were as follows:

For	Against	Abstain
27,314,697	1,193,160	4,908,914

3. Ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved. The voting results were as follows:

For	Against	Abstain
33,369,096	4,175	43,500

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.7	Certificate of Amendment to Articles of Incorporation, dated July 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: July 6, 2010	By:	/S/ GARY J.G. ATKINSON
	Name:	Gary J.G. Atkinson
	Title:	Vice President, Chief Financial Officer and Secretary